Novume Solutions, Inc. Issues Letter to Stockholders

CEO Provides Update on Developments to Date and 2018 Outlook

CHANTILLY, VA / ACCESSWIRE / May 3, 2018 / Novume Solutions, Inc. (NASDAQ: NVMM) (“Novume” or the "Company"), a holding company of leading specialty professional services firms, today issued the following letter to its stockholders:

Dear Novume Stockholders:

I am very pleased to provide you with an update on our progress since the formation of Novume. Over the past 24 months, we’ve been working to build an end-to-end outsourcing platform for companies competing in the U.S. federal government contracting or Gov Con market. It’s been an exciting experience and we are encouraged by the many opportunities we see before us. Although we’re still in the early innings and few in the investment audience are tuned into our game, we have some dynamic near-term growth kickers in place and the potential to significantly expand our top-line through both organic growth and opportunistic acquisitions. These are strong positives that should ultimately increase our visibility and support a revaluation of our stock price.

New companies are formed in many ways. I’ve been involved in founding successful companies in the hospitality, telecommunications, gaming and finance industries. In 2014, I turned my attention to the government contracting sector. Here I saw a highly fragmented industry with over 500,000 contractors, the vast majority of which were in sore need of non-core operational support. To fill this unmet demand, we formed Novume’s predecessor, KeyStone Solutions. Working with a team of highly skilled professionals who had in-depth knowledge of the Gov Con sector, we took an aggressive series of actions designed to facilitate building an end-to-end service platform and unleash our growth potential:

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We acquired AOC Key Solutions, Inc. in March 2016
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We acquired Firestorm Solutions, LLC and Firestorm Franchising, LLC in January 2017
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We signed an agreement of merger with Brekford Corp. in February 2017
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We arranged for and closed on the sale of 80.1% of Brekford’s vehicle upfitting business and created Global Public Safety in February 2017 as the first of our Enterprise Initiative companies
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We completed an offering of $5 million of Series A Preferred Stock in March 2017
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We then identified a disruptive business model for Brekford’s photo-enforcement business and put them on a course to launch the Argos Guardian Move Over Camera™ in 2018
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We completed the merger with Brekford Traffic Safety, forming Novume, in August 2017
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We acquired Global Technical Services, Inc. and Global Contract Professionals, Inc. in October 2017
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We purchased the assets of BC Management, Inc. in December 2017
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We purchased the assets of Secure Education Consultants, LLC in January 2018
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In January 2018, we completed the process of listing our common stock on the NASDAQ Capital Market

All of our acquisitions share common attributes -- they are profitable stand-alone operations with services that expand, enhance or add to our existing capabilities. They exploit economies-of-scale across various disciplines and they create additional cross-selling opportunities for us. I am pleased to report that each of the businesses we have acquired is now profitable at the operating level and all are growing organically.

So here’s a summary of where we stand today. Our primary businesses fall into one of three areas: Government Contract Support; Risk Mitigation and Crisis Management, and Specialty Staffing. Our fourth is the Enterprise Initiative, which consists of carefully structured investments that represent low-cost, high-reward opportunities for us.

Let me provide you with a little more detail on the current status of each of these, how we have strengthened our board and our outlook for 2018.

Current Operations

Government Contracting Support – The March 2018 passage of the Consolidated Appropriations Act (CAA) has opened up a number of key opportunities for us. AOC Key Solutions has been actively positioning itself to benefit from the release of new RFPs in several key areas including defense, homeland security, infrastructure, veteran’s affairs, health and human services and intelligence. Several billion dollars from this bill are being devoted to information technology modernization including cybersecurity, shared services, cloud migration, big data and artificial intelligence, all of which are opening new business opportunities for our clients. AOC Key Solutions is also now working with other Novume subsidiaries in the areas of staffing, traffic safety and school safety, which represent other critical component areas within the CAA.

Risk Mitigation & Crisis Management – One of the most significant opportunities in this group is in the business of addressing school and workplace violence using our proprietary online behavioral risk threat assessment training program, called BeRThaTM. With over 132,000 schools in the U.S. and over $1 billion currently being appropriated at the federal level to address school violence, Firestorm’s scalable solution can support the vast majority of schools that either have a sub-standard prevention plan or no plan at all. Other opportunities for Firestorm include crisis and risk management consultation within the insurance industry, risk management services for some of the largest companies in the country and continuity planning for the Gov Con market, where Firestorm is collaborating with AOC Key Solutions to win new business. Firestorm is also working on enhancing its solutions with artificial intelligence.

Specialty Staffing – Demand for technicians and engineering talent is currently at an all-time high and Global Contract Professionals and Global Technical Services are pursuing internal and external talent to accommodate this demand on a daily basis. We continue to win business in this space, which should help drive both top and bottom line growth this year, and we see new opportunities unfolding in areas such as IT and professional staffing. Additionally, increasing synergies across other Novume businesses look to provide additional outlets for solid growth and continuity among both of our Global business units.

Enterprise Initiatives – An exciting development within this area is at Brekford Traffic Safety, which is currently field testing the Argos Guardian system, which uses innovative vehicle-mounted detectors to enforce the “move over” laws that currently exist throughout the U.S. and Canada. Scheduled for release in July, Argos Guardian will be a subscription-based service targeting hundreds of thousands of police and utility vehicles in an effort to reduce the hundreds of fatalities and significantly higher number of injuries that occur every year involving roadside workers. At Global Public Safety, our other Enterprise Initiative business, the 19.9% ownership stake we retained in our police vehicle up-fitting business will provide us with an annual profit distribution which should fall right to our bottom line. Global Public Safety is a prime example of a low cost, high reward investment that generates value for Novume shareholders with no operational cost or balance sheet exposure.

Strengthening Our Board

In anticipation of our NASDAQ listing, we added two new independent members to our board of directors.

Our first new independent director is Christine Harada, who has over 20 years of experience in leading government and management consulting organizations. Ms. Harada currently is a Bold Innovator at XPRIZE Foundation, responsible for developing an XPRIZE for Clean Air. XPRIZE is an innovation engine, a facilitator of exponential change and a catalyst for the benefit of humanity. Concurrently, she is a Fellow with the Los Angeles CleanTech Incubator. Before returning to the private sector, Ms. Harada served as Federal Chief Sustainability Officer and provided oversight for sustainability-related initiatives across the federal government. Her successes include developing and implementing policies that resulted in an 18% reduction in federal government greenhouse gas emissions, a 23% reduction in energy use at federal facilities and 177 billion gallons of drinkable water saved. She also was responsible for $4B in federal building that led to estimated efficiency gains that will save 1.4 million tons of CO2 emissions annually.

Prior to her White House role, Ms. Harada was the Acting Chief of Staff and U.S. General Services Administration where she was responsible for the overall operations supporting 12,000 federal workers with an annual operating budget of $26B. While at the GSA, Ms. Harada also served as Associate Administrator, Government-wide Policy and Chief Acquisition Officer responsible for transforming a “business model” to provide more proactive, evidence-based policies, and increased transparency at the agency. Ms. Harada’s private sector experience also includes serving as a Global Manager at the Boston Consulting Group and a Principal at Booz Allen Hamilton.

In September 2017, we appointed Marta Tienda, Maurice P. During Professor in Demographic Studies and Professor of Sociology and Public Affairs at the Woodrow Wilson School of Public and International Affairs at Princeton University, to our board of directors. Professor Tienda brings a wealth of experience to our board, serving as an independent trustee of the Board of Trustees of the Teachers Insurance Annuity Association (TIAA), the Alfred P. Sloan Foundation and the Jacobs Foundation of Switzerland. She is the Director of the Wilson School’s Program in Latino Studies and also a member of the Research Advisory Committee of the American Education Research Association and the Mellon Foundation Advisory OCI Committee.

With these additions, Novume now has seven directors, including four independent directors. Our board is one of our strongest assets, having broad and extensive experience with public companies, finance, marketing and/or government entities, all of which provide meaningful contributions and counsel to help guide management in the execution of our growth strategy and serve our shareholders.

2018 Outlook

On a run-rate basis, we exited 2017 with annual revenue of over $44 million. We are excited about our plans for 2018, having solidified the base upon which we can build each of our businesses. Looking forward, we expect to continue to grow our businesses organically and pursue opportunistic acquisitions as they are identified. For our businesses already in place, the opportunities we are most excited about in terms of near-term growth are Brekford’s Argos Guardian and Firestorm’s BeRThA program.

In summary, we have come a long way in a short span of time. I am convinced that our strategic approach to building sustainable value in the service sector will serve us very well in the months and years ahead and further establish Novume as an industry leader. We look forward to sharing future product and M&A developments with you, expanding our customer relationships and generating a more substantive stream of revenue across our various businesses. For more information on Novume, please visit our website at www.novume.com and view our corporate presentation.

On behalf of the entire Novume management team and our board of directors, I thank all of our employees for their dedication and commitment to Novume’s success and you, our shareholders, for your continued loyalty and support.

Sincerely,

Robert A. Berman
Chief Executive Officer

May 3, 2018

About Novume Solutions, Inc.

At its core, Novume Solutions™ is about people – the right people solving complex problems. Novume helps federal government contractors to capture business, manage risk, run client back-end services and perform their contract requirements. Novume provides the scale and mass to deliver critical, specialized and difficult-to-find human and infrastructure resources and expertise at the enterprise level. For more information, please visit novume.com.

Forward-Looking Statements

This press release includes statements concerning Novume Solutions, Inc. and its future expectations, plans and prospects that constitute ”forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as ”may,” ”should,” ”expects,” ”plans,” ”anticipates,” ”could,” ”intends,” ”target,” ”projects,” ”contemplates,” ”believes,” ”estimates,” ”predicts,” ”potential,” or ”continue,” by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company contact:
info@novume.com

Investor contact:
Ed McGregor/Jody Burfening
LHA Investor Relations
212-838-3777
emcgregor@lhai.com

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